                                                                     EXHIBIT 3.1


                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                              OF ATG TRADING, LLC


     THIS OPERATING AGREEMENT of ATG Trading, LLC, a Delaware limited liability company (the "Company"), made as of this 21st day of August, 2000, by and among Thomas L. Rittereiser (the "Manager Member"), and the persons set forth on Schedule A attached hereto and anyone else who may later be added to that Schedule and become bound by this Agreement, i.e., Additional and Substituted Members as defined in Sections 3.4 and 7.4 below (the "Other Members," and together with the Manager Member, individually a "Member" and collectively the "Members" and the "Membership").

     NOW THEREFORE, in consideration of the terms contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                        NAME, PRINCIPAL OFFICE AND TERM
                        -------------------------------

     Section 1.1   Name. The name of the Company shall be ATG Trading, LLC.
     -----------   ----
The Manager Member may, upon notice to the other Members and the filing of the appropriate certificate with the Department of State of the State of Delaware, change the name of the Company.

     Section 1.2   Principal Office and Registered Agent. The principal office
     -----------   -------------------------------------
and place of business of the Company shall be at Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, or at such other place as shall be determined by the Manager Member. The Manager Member may, in its discretion, designate a registered agent, in conformity with the provisions of the Delaware Limited Liability Company Act (the "Act"), upon whom process against the Company may be served, and may change any designated agent from time to time.

     Section 1.3   Term. The term of the Company shall commence on the date the
     -----------   ----
Certificate of Formation ("Certificate") is filed with the Department of State of Delaware) and shall continue until the vote or written consent of the Membership aggregating at least two-thirds of the Membership's financial interest in the Company (herein defined at Section 2.6) to dissolve the Company.


                                  ARTICLE II

                PURPOSES, POWERS, FILINGS, POWER OF ATTORNEY,
                ---------------------------------------------
                              VOTING AND CONSENT
                              ------------------

     Section 2.1   Purposes. The purposes of the Company are to trade, own, buy
     -----------   --------
and sell securities, and to execute securities transactions. The purposes of the Company may also include any other businesses to which the Manager Member may determine and any and all other activities for which limited liability companies may be organized under the laws of the State of Delaware, including borrowings and all other financings as may be necessary or appropriate to effectuate the above purposes and matters incidental to them.

     Section 2.2   Powers.  The Company shall have all powers of a limited
     -----------   ------
liability company specified in the Act.

     Section 2.3   Filings. The Manager Member shall execute and deliver such
     -----------   -------
documents and perform such acts as may be necessary (a) to comply with the legal requirements for the formation, qualification and operation of a limited liability company under the laws of each jurisdiction in which the Company shall conduct business, and (b) to comply with the rules and regulations for qualification and operation of the Company as may be required by any regulatory authority or securities exchange.

     Section 2.4   Power of Attorney. Each of the Other Members hereby
     -----------   -----------------
irrevocably constitutes and appoints the Manager Member as his or its true and lawful attorney in fact, in his or her name, place and stead, to: (a) make, execute acknowledge and file such certificates or instruments as may be required by law or appropriate for the conduct of the Company's business and the exercise by the Manager Member of his authority under this Agreement, including, without limitation, certificates of amendment to the Certificate and instruments of transfer of any asset of the Company, and (b) consent to the transfer of Membership interests and substitutions of Members (as described in Sections 7.1 and 7.4 below). Each Member shall execute such instruments as the Manager Member may request to evidence the granting of this power of attorney, whether by executing a separate counterpart thereof or otherwise. The Manager Member may amend the Certificate in any manner consistent with this Agreement to comply with the Act without the vote or consent of the Other Members.

     Section 2.5   Duration of Power of Attorney. It is intended that the power
     -----------   -----------------------------
of attorney granted under Section 2.4 above is coupled with an interest. Such power of attorney shall survive any assignment by a Member of the whole or any part of his or her interest in the Company as may be permitted hereunder until such time as all actions necessary to effect the substitution of the assignee thereof as a substitute Member shall have been performed, and shall also, to the extent permitted by law, survive the death, bankruptcy, or incompetency of the Member. Nonetheless, this power of attorney shall terminate upon the complete withdrawal of a Member from participation in the Company.

     Section 2.6   Actions Requiring an Affirmative Vote or the Consent of
     -----------   -------------------------------------------------------
Members. For any action by the Company, Manger Member, Members or a Member which
-------
requires approval by an affirmative vote or the consent of the Membership of the Company, the voting rights of an individual Member will be in proportion to that Member's financial interest in the Company. A Member's financial interest in the Company is the percentage that an individual Member's Capital Account represents of the Company's total aggregate capital as computed on a month-to-month, mark-to-market basis (Section 4.1, herein) for the month immediately preceding the month in which the vote or consent occurs.

                                  ARTICLE III

                             CAPITAL CONTRIBUTIONS
                             ---------------------

     Section 3.1   Amount to be Contributed by Members: Use of Proceeds. The
     -----------   ----------------------------------------------------
Manager Member shall contribute to the capital of the Company cash in the amount set forth in the Schedule A attached hereto. Each Other Members shall contribute to the capital of the Company cash in the amount set forth in the Schedule A attached hereto.

     Section 3.2   No Additional Capital Contributions of Members Required. No
     -----------   -------------------------------------------------------
Member shall be required to make any additional capital contribution to the Company.

     Section 3.3   Advances by Manager Member and Members. The Manager Member
     -----------   --------------------------------------
and Members may, but shall not be required to, make advances to the Company at any time. Unless characterized otherwise by the Manager Member, any advance of funds by the Manager Member and Members to the Company shall be treated as a demand loan to the Company with interest at such rate as the Manager Member shall determine. Furthermore, a payment by the Manager Member and Members of any amount under a guaranty by such Manager Member and Members of any obligation of the Company shall be similarly treated as an advance of funds to the Company unless characterized otherwise by the Manager Member.

     Section 3.4   Admission and Contributions of Additional Members. The
     -----------   -------------------------------------------------
Manager Member may admit to the Company as an Other Member one or more additional Members ("Additional Members"). Each Additional Member shall contribute to the Company, in cash simultaneously with his or her admission to the Company, such amount as the Manager Member shall determine. The admission of any Additional Member to the Company shall be effected by the execution by the Additional Member of a counterpart of this Agreement and such other documents as the Manager Member may require. The consent or agreement of the Other Members to such admission shall not be required. All references in this Agreement to "Members" or "Other Members" shall be deemed to include Additional Members, unless the context of the reference limits it to the Original Members.


                                  ARTICLE IV

                CAPITAL ACCOUNTS, DESIGNATED TRADING ACCOUNTS,
                ----------------------------------------------
                     ALLOCATIONS AND VOLUNTARY WITHDRAWALS
                     -------------------------------------

     Section 4.1   Capital Account. A separate capital (operating) account shall
     -----------   ---------------
be established and maintained for each Member on the books of the Company, which account (the "Account") shall set forth the initial capital contribution of such Member and shall be adjusted as follows:

          (a)      Each Member's Account shall be increased (credited) by:

                   (i) the amount of all additional capital contributions to the Company made by the Member;

                   (ii) the amount of profits from the Member's securities trading activities credited to the Member under Section 4.5; and

                   (iii) the amount of Net Income credited to the Member under
                         Section 4.6.

          (b)      Each Member's Account shall be reduced (debited) by:

                   (i) the amount of losses from the Designated Trading Account charged the Member under Section 4.5;

                   (ii)  the amount of Net Losses charged to the Member under
                         Section 4.6; and

                   (iii) the amount of all distributions to and withdrawals by the Member under Section 4.8, 6.4(b) and 6.6.

     Section 4.2   Securities Trading Activities. Each Member or person duly
     -----------   -----------------------------
authorized by such Member is authorized to make securities trades on behalf of the Company only in accordance with Company rules, procedures and limitations. All securities trading activity by the Member or person duly authorized by such Member shall be reflected in the Member's Account.

     Section 4.3   Interest and Clearance Charges. Each Member's Account shall
     -----------   ------------------------------
be reduced (debited) by charges for the execution and clearing of each trade made by such Member as well as by charges for interest expenses for each position held in the Account. Such clearing and interest charges shall be in such amounts and at such rates as the Manager Member may determine, which charges and rates may change from time to time in the Manager Member's sole discretion and without notice to the Member.

     Section 4.4   Trading Profits and Losses. As of the end of each month, the
     -----------   --------------------------
profits or losses of each Member shall be determined based upon the net appreciation or net depreciation in the Account resulting from the Member's trading activity during the month (after clearing and interest charges). All securities positions recorded in the Account shall be marked-to-market (i.e., valued based on the closing price of such securities on any recognized exchange or in the Nasdaq System) and a monthly profit or loss statement for the Account shall be prepared and delivered to each Member on or before the tenth business day of the following month.

     Section 4.5   Allocations of Profits and Losses From the Account.
     -----------   --------------------------------------------------

          (a) For each Other Member, as of the end of each month, the Account of such Member shall be adjusted by allocating the profits or losses from the Account as follows:

                   (i) the Member's percentage of the profits as set forth in the Schedule A shall be allocated to the Account of the Member; and

                   (ii) the Member's percentage of the losses shall be allocated to the Account of the Member.

     Section 4.6   Allocation of Net Income. "Net Income" or "Net Loss" is the
     -----------   ------------------------
Company's annual income or loss (excluding profits or losses from securities trading activities), arising from Manager Member and Member investments and trading, employee trading, execution and clearing charges, interest charges and such other sources of income as may arise. Net Income or Net Loss shall be determined annually after all expenses have been paid and shall be allocated entirely to the Members based on an allocation approved by the vote or consent of the Membership aggregating at least two-thirds of the Membership's financial interest in the Company.

     Section 4.7   Tax Allocations.
     -----------   ---------------

          (a) All items of income, gain, loss and deduction shall be allocated among the Members for federal income tax purposes in accordance with the allocations of profits or losses from the securities trading activities Account to the extent they relate thereto, and to the extent they are unrelated to profits or losses from the Account, such items shall be allocated among the Members in accordance with the allocation of Net Income or Net Loss (and items thereof) as provided for in this Agreement.

          (b) Notwithstanding anything herein to the contrary, and consistent with all applicable rules of the Treasury regulations:

                   (i) Any special allocations required under Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations promulgated under
                         Section 704(b) of the Code, shall be made for the contribution of any appreciated property to the Company and the revaluation of such property.

                   (ii) For federal income tax purposes, each Member's Account shall be adjusted as required by Reg. Section 1.704-1(b)(2)(ii)(d)(4), (d)(5), and (d)(6), and items of the
                         Company's gross income shall be specifically allocated to each Member in an amount and manner sufficient to eliminate any deficit in his Account as quickly as possible. This provisions is intended to be a "qualified income offset" within the meaning of Reg.
                         Section 1.704-1(b)(2)(ii)(d)(3), and shall be interpreted consistently therewith.

                   (iii) Such other allocations shall be made that are necessary for the Company's allocations to comply with the requirements of the Code and the Treasury regulations.

     Section 4.8   Voluntary Withdrawals. Any Member may voluntarily withdraw
     -----------   ---------------------
all or any part of the cash value of his or her Account after giving written notice at least five (5) business days in advance of withdrawal to the Manager Member. A Member's voluntary withdrawal shall be effective on the last day of the month in which notice of such withdrawal is given, provided such notice is given five (5) days in advance of the end of the month (and at the end of the following month if not), and such Member shall receive the distribution of the cash value of his or her Account within ten (10) days after the beginning of the following month.

     Section 4.9   Adjustments to Take Account of Interim Events. If a Member
     -----------   ---------------------------------------------
shall withdraw from the Company or make an addition to or withdrawal from his or its Account as of a date other than the last day of a month, the Manager Member shall make such adjustments in the determination and allocation among the Members of items of income, gain, deduction, credit, profit or loss, for purposes of this Agreement as shall equitably take into account such interim event, and the determination thereof by the Manager Member shall be final and conclusive as to all of the Members.

     Section 4.10  Offset and Indemnification. The Company may offset all
     ------------  --------------------------
amounts owing to it by a Member (including any tax payments the Company may be required to make on behalf of a Member) against any amounts that would have otherwise been distributed to such Member. If the distributions are insufficient to repay the Company for amounts owing to it by a Member, the amounts owing shall be offset against any distributions to be made to such Member and such Member shall indemnify and hold harmless the Company and other Members from and against any liability (including any liability for taxes, interest and penalties) that result from income, distributions, or other payments to the Member. Nothing in this provision shall preclude the Company and the other Members from seeking repayment or recoupment of any unpaid liabilities from the Member.

     Section 4.11  Interest.  No interest shall be paid on any Member's Account.
     ------------  --------


                                   ARTICLE V

               RIGHTS, POWERS AND OBLIGATIONS OF MANAGER MEMBER
               ------------------------------------------------

     Section 5.1   Management of Business:  Termination of Manager Member.
     -----------   ------------------------------------------------------

          (a) The Manager Member is hereby designated by all the Other Members as the manager of the Company and the Manager Member hereby accepts such designation.

          (b) The Manager Member shall be the manager of the Company for the entire term of the Company without any vote of the Members. The Members shall have the right to remove the Manager Member as manager of the Company as well as to replace the Manager Member with a substitute, upon the affirmative vote or written consent of the Membership aggregating at least two-thirds of the Other Members' financial interest in the Company. The Manager Member shall have the right to resign or withdraw as manager of the Company provided a replacement Manager Member is agreed upon by the affirmative vote or written consent of the Membership aggregating at least a majority of the Membership's financial interest in the Company.

     Section 5.2   Authority of Manager Member. The Manager Member is
     -----------   ---------------------------
authorized on behalf of the Company to take all actions and make all decisions in connection with the business and affairs of the Company, including the acquisition, ownership, operation, disposition and dissolution of the business of the Company. The authority of the Manager Member shall include, but not be limited to, the following rights:

          (a)      to enter into and carry out contracts of all kinds;

          (b)      to bring and defend actions at law or in equity;

          (c) to employ or retain, on behalf of the Company, such persons, firms, or corporations, including Members, and pay them such compensation, as it in its sole judgment deems advisable for the operation and management of the business of the Company;

          (d) to designate individuals as Officers of the Company, with such titles, powers and duties as the Manager Member may assign to them, as well as remove them with or without cause;

          (e)      to stop a Member's securities trading activities; and

          (f) to do and perform all such other things as may be in furtherance of the Company's purposes and necessary or appropriate to the conduct of its business.

     The Manager Member shall have all of the rights, powers and privileges available to a "manager" under the Act.

     Section 5.3   Other Activities Permitted. The Manager Member shall devote
     -----------   --------------------------
to the Company's business such time as is necessary in its judgment for the proper performance of its duties. The Manager Member, or an officer, director, employee or affiliate of the Manager Member, may have an interest or may engage in any other business or investment, regardless of whether these activities are in direct or indirect competition with the operation of the business of the Company. The Company and the Other Members shall have no rights in or to any of such interests, businesses or investments, or in or to any income or profit derived therefrom.

     Section 5.4   Liability of Manager Member and Affiliates to Members. The
     -----------   -----------------------------------------------------
Manager Member and its affiliates shall not be liable, responsible, or accountable in damages or otherwise to the Other Members or the Company or to any third parties for any acts performed (a) by the Manager Member within the scope of the authority conferred upon it by this Agreement and made in good faith or based on the opinion of counsel, or (b) by its affiliates in connection with any such matter or any other matter related to this Agreement or the activities or operation of the Company, except, in each case, for acts of fraud or malfeasance. For purposes of this Agreement, an "affiliate" of the Manager Member shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

     Section 5.5   Indemnification of Manager Member and Affiliates. The
     -----------   ------------------------------------------------
Manager Member and its affiliates shall be indemnified by the Company for any claim, demand, liability, action, or damage suffered by it or them on account of any act performed or omitted to be performed (a) by the Manager Member within the scope of the authority conferred by this Agreement and made or omitted to be made in good faith or based on the opinion of counsel, or (b) by its affiliates in connection with any such matter or any other matter related to this Agreement or the activities or operation of the Company, as well as for all costs incurred in the investigation or defense thereof, including reasonable attorneys' fees. However, any indemnity under this Section shall be paid out of and to the extent of Company assets only. The foregoing indemnities shall not be made if a judgment or other final adjudication adverse to the Manager Member or its affiliates establishes that (a) the acts of the Manager Member were committed in bad faith, or (b) the acts of the Manager Member or its affiliates were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated or that it or they personally gained in fact a financial profit or other advantage to which it or they were not legally entitled.

     Section 5.6   Compensation of Manager Member. The Manager Member (and any
     -----------   ------------------------------
replacement management member), its officers, directors, employees and affiliates, shall be entitled to such fees or other compensation from the Company as may be approved or ratified by the affirmative vote or written consent of the Membership aggregating at least a majority of the Membership's financial interest in the Company.


                                  ARTICLE VI

                                MEMBERS' RIGHTS
                                ---------------

     Section 6.1   Limitation on Management Rights. Except for the Manager
     -----------   -------------------------------
Member or as specifically directed in writing by the Manager Member or as permitted under Section 4.2 for the trading of securities, the Members shall not act in the name of or as the representative of the Company, shall not deal with the Company's assets in any way, shall not incur any obligation for which the Company or any Member will or may be liable, and shall not otherwise bind the Company or any Member. Except for the Manager Member, each Member shall indemnify the Company and the other Members for any costs or damages incurred by the Company or other Members as a result of any such unauthorized actions by such Member.

     Section 6.2   Liability of Members. No Member shall be liable as such for
     -----------   --------------------
the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

     Section 6.3   Title to Property. All property, tangible and intangible,
     -----------   -----------------
real and personal, owned by the Company, shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in his or her individual name or right, and each Member's interest in the Company shall be personal property for all purposes.

     Section 6.4   Termination of Company or Withdrawal of Membership.
     -----------   --------------------------------------------------

          (a) The decision by the vote or consent of the Members to dissolve the Company under Section 1.3 ("Terminating Event"), shall cause the dissolution and winding up of the affairs of the Company as provided in the Act. The Company shall not be dissolved upon any transfer of a membership interest as provided in Article VII.

          (b) Upon the withdrawal of a Member, such Member shall cease to be a Member of the Company. If a Member withdraws as a Member of the Company as a consequence of death, bankruptcy or incapacity, the Member's executor, administrator, guardian, conservator or other legal representative may exercise all the former Member's rights for purposes of settling his or her estate or administering his or her property. If a Member withdraws as a Member of the Company for any reason other than death, bankruptcy or incapacity, the Member shall cease to be a Member of the Company on the occurrence of such event. In each case, the sole rights of the former Member shall be to receive any distributions and withdrawals from such Member's Account that such Member was entitled to while a Member of the Company. Such former Member shall not be entitled to receive the fair value of his, or its membership interest in the Company except upon the unanimous vote of all the remaining Members.

     Section 6.5   Death, Bankruptcy or Incapacity of a Member. Notwithstanding
     -----------   -------------------------------------------
anything contained herein to the contrary, in the event of the death, bankruptcy or incapacity of any Member, his or her interest in the Company shall continue until the last day of the month in which such death occurs, or bankruptcy or incapacity is determined. If, in the judgment of the Manager Member, such Member's interest is necessary to maintain the required Net Capital, the Manager Member may defer the withdrawal of all or part of the deceased, bankrupt or incapacitated Member's interest for up to one month after such Member's interest has terminated. During such deferral period, the interest of the Member shall remain at the risk of the business of the Company and shall remain as capital of the Company. Furthermore, during such deferral period, any claim of any legal representative of the deceased, bankrupt or incapacitated Member for payment of any or all of such Member's interest shall be subordinate in right of payment and subject to prior payment or provision for payment in full of claims of all the existing and other creditors of the Company and any continuing or successor organization, arising out of any matters occurring before the end of the deferral period. Subject to the approval of the Philadelphia Stock Exchange, Inc. (the "Exchange"), the Company may, at the option of the Manager Member, return all or any part of the deceased, bankrupt or incapacitated Member's interest at any time prior to the expiration of the deferral period and shall, in any event, return such Member's interest in full not later than two business days following expiration of the deferral period. During the deferral period, a deceased, bankrupt or incapacitated Member shall not share in the profits and losses of the Company, or any continuing or successor organization.

     Section 6.6   Required Withdrawal. The Manager Member may require the
     -----------   -------------------
withdrawal of any Other Member by giving such Other Member written notice of his or her withdrawal from the Company. For purposes of the Member's Account, the effective date of withdrawal of any such Other Member to whom notice of required withdrawal is given shall be on the last day of the calendar month in which such notice shall have been given and the distribution to the Member of his Account shall be made by the tenth day of the following month. All of the other provisions of this Agreement shall apply as though the Member to whom such notice of withdrawal has been given had voluntarily withdrawn.

     Section 6.7   Meetings of Members. No meetings of the Members shall be
     -----------   -------------------
required. The Manager Member may call meetings of the Members from time to time in its discretion, giving notice of any such meetings as required the Act.


                                  ARTICLE VII

                             TRANSFER OF INTERESTS
                             ---------------------

     Section 7.1   Transfer of Interest by Manager Member. The Managing Member
     -----------   --------------------------------------
may sell, assign or otherwise dispose of all or any part of his membership interest only with the prior written consent of the Other Members aggregating at least a majority of the Membership's financial interest in the Company, which consent shall not be unreasonably withheld.

     Section 7.2   Transfer of Interests in Income and Distribution. A Member's
     -----------   ------------------------------------------------
interest in profits, losses, and distributions under Articles IV and VI may not be transferred in whole or in part without the prior written consent of the Manager Member.

     Section 7.3   Permitted Assignee. Unless a permitted assignee becomes a
     -----------   ------------------
substituted Member as provided in Section 7.4, he or she shall not have any rights to participate in the management of the Company or to inspect the Company's books and records, and shall not be entitled to any of the other rights granted to a Member under this Agreement or the Act, other than the right to receive all or part of the share of any distributions and returns of capital to which his or her assignor would otherwise be entitled.

     Section 7.4   Substituted Member. Any permitted assignee of the membership
     -----------   ------------------
interest of a Member, or any portion thereof, shall become a substituted Member entitled to all rights of a Member if, and only if:

          (a)      the assignor give the assignee such right;

          (b) the Manager Member consents to such substitution, the granting or denying of which shall be in the Manager Member's absolute discretion; and

          (c) the assignee executes and delivers such instruments in form and substance reasonably satisfactory to the Manager Member as the Manager Member may deem necessary or desirable, to effect such substitution and to confirm the agreement to the assignee to be bound by all of the terms and provisions of this Agreement.

     Section 7.5   Accounts of Transferees.
     -----------   -----------------------

          (a) Any permitted assignee of a membership interest shall succeed to the pro rata part of the Account of the transferor that is transferred to such assignee.

          (b) As between any Member and his or her permitted assignee, profits and losses for any fiscal year shall be apportioned on the basis of the number of months in such year that each was the holder of the membership interest in the Company transferred, without regard to the results of the Company's operations during the periods before and after such transfer.


                                 ARTICLE VIII

                               BOOKS AND RECORDS
                               -----------------

     Section 8.1   Books of Account and Required Records.
     -----------   -------------------------------------

          (a) At all times during the continuance of the business, the Manager Member shall keep, or shall cause to be kept, full and true books of account in which shall be entered fully and accurately all transactions of the Company.

          (b) The Manager Member shall maintain or cause the Company to maintain the following records:

                   (i)   the full name and mailing address of the Manager
                         Member;

                   (ii) a current list of the full name, set forth in alphabetical order, and last known mailing address, or each Member, together with the contribution and share of profits and losses of each Member or information from which such share can be readily derived;

                   (iii) a copy of the Certificate and all amendments to or
                         restatement of the Certificate, together with executed copies of any powers of attorney pursuant to which any Certificate or amendment has been executed;

                   (iv) a copy of this Agreement, any amendments to this Agreement and any amended and restated operating agreement; and

                   (v) a copy of the Company's federal, state and local income tax or information returns and reports, if any, for the three most recent fiscal years.

     Section 8.2   Inspection. The books of account and records of the Company
     -----------   ----------
set forth in Section 8.1 above, together with the financial statements of the Company for the three most recent fiscal years, shall at all times be maintained at the principal office of the Company and shall be open to the inspection of, and may be copied by, a Member during normal business hours, at such Member's own expense, for a purpose reasonably related to the Member's interest as a member of the Company.

     Section 8.3   Fiscal Year. The fiscal year of the Company shall end on
     -----------   -----------
December 31 in each year.

     Section 8.4   Tax Matter and Elections.
     -----------   ------------------------

          (a) It is the intention of all the Members that the Company be treated as a partnership for federal income tax purposes, and the Company shall not make any election under Treasury Regulation Section 301.7701-3(c)(1)(i), unless it complies with Treasury Regulation Section 301.7701-3(a)(2)(i)(A). The Company shall file partnership information returns for federal, state and local tax purposes.

          (b) The Manager Member shall be the tax matters partner pursuant to Section 6231(a)(7) of the Code and Treasury Regulation Section 301.6263(a)
(7)-2.

          (c) The Company shall make elections for federal income tax purposes as follows:

                   (i) The Company shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred for taxes, interest, and other charges that may, in accordance with applicable law and regulations, be considered as an expense.

                   (ii) Upon a transfer of an interest in the Company by any Member, the Manager Member may, in its discretion, cause the Company to elect in a timely manner, pursuant to Section 754 of the Code and pursuant to corresponding provisions of applicable state and local tax laws, to adjust the basis of the assets of the Company, pursuant to Sections 734 and 743 of the Code.

                   (iii) The Company shall elect to deduct expenses incurred in organizing the Company ratably over a sixty-month period as provided in Section 709 of the Code.


           [The remainder of this page is intentionally left blank]

                                  ARTICLE IX

                          DISSOLUTION AND TERMINATION
                          ---------------------------

     Section 9.1   Events of Termination. The Company shall dissolve and its
     -----------   ---------------------
affairs shall be wound up upon the occurrence of the event specified in Section
1.3. The Company shall promptly notify the Exchange of such dissolution and the assets of the Company shall be liquidated, the proceeds of such liquidation shall be applied and distributed as hereinafter provided, and the Certificates of Dissolution shall be filed with the Department of State of the State of Delaware. During the period elapsing between dissolution and complete liquidation of the assets of the Company, the business of the Company shall continue to be governed by this Agreement.

     Section 9.2   Winding Up. Upon the dissolution of the Company, the Manager
     -----------   ----------
Member (which terms, for purposes of this Section 9.2, shall include his successor) shall liquidate all of the assets of the Company in an orderly and expeditious manner. However, if the Manager Member determines that an immediate sale of part of all of such assets would result in unnecessary loss to the Company, then the Manager Member may, after giving written notice of his intention to do so the Members, to the extent not then prohibited by the Act, either defer liquidation of such assets (except those necessary to satisfy current debts and obligations of the Company) for a reasonable time, or distribute such assets to himself as a liquidating trustee, to hold such assets in trust and administer the same for the benefit of the Members. The Manager Member shall make an accounting to each Member of his or its Account and of the financial results of operations of the Company from the date of the last previous accounting to the date of complete liquidation and termination of the Company.

     Section 9.3   Liquidation Proceeds. The proceeds from the liquidations of
     -----------   --------------------
the Company's assets shall be applied and distributed in the following order:

          (a) First, to the payment of the expenses of liquidation and the debts and obligations of the Company, excluding debts owing to Members.

          (b) Second, to the establishing of such reserves as the Manager Member may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Such reserves may be paid over to an escrow agent, to be held for disbursement in payment of any of the aforementioned liabilities. At the expiration of such period as shall be deemed advisable by the Manager Member, the balance of such reserve shall be distributed in the manner hereinafter provided in this Article.

          (c) Third, to the repayment of any outstanding debts owing to the Members, but if the amount available for such repayment shall be insufficient to repay such debts in full, then pro rata to the Members in proportion to such debts.

          (d) Fourth, to the Members in accordance with their positive Account balances, as determined after taking into account all Account adjustments for the Company's taxable year during which liquidation occurs (other than those made under this Section 9.3(d)), by the end of such taxable year (or, if later, within 90 days after the date of liquidation).

     Section 9.4   No Recourse to Members. If the assets of the Company
     -----------   ----------------------
distributed to the Members in accordance with Section 9.3 above is insufficient to return any Account to a Member, such Member shall have no recourse against any other Member of the Company.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     Section 10.1  Creation of Additional Classes of Members or Membership
     ------------  -------------------------------------------------------
Interests. To the fullest extent permitted by the Act and this Operating
---------
Agreement, the Manager Member may, with the consent of the Membership aggregating at least a majority of the Membership's financial interest in the Company, create additional classes of Members or membership interests having such relative rights, powers and duties as the Manager Member may establish. Without limiting the foregoing, the Manager Member may, with the consent of the Membership aggregating at least a majority of the Membership's financial interest in the Company, create classes of Members, or membership interests, with rights, powers and duties senior to those of existing Members as well as classes of Members or membership interest not previously outstanding. Except as set forth in the Schedule A, the Manager Member may increase, reduce or otherwise change the rights, interests and allocations of each class of Members concerning profits and losses (including trading profits and losses), Net Income and Net Losses, tax items (i.e., income, gains, loss and deduction), and distributions. However, the Manager Member may make such a change, only with the consent of the Membership aggregating at least a majority of the Membership' financial interest in the Company of the class of Members adversely affected.

     Section 10.2  Amendments.
     ------------  ----------

          (a) The Manager Member may amend this Agreement or the Certificate with the consent of the Other Members to admit any additional or substitute Members in accordance with the provisions of this Agreement or change the name or principal place of business of the Company.

          (b) Any amendment (other than as described in Section 10.2(a) above) proposed by the Manager Member shall become effective thirty (30) days after the submission thereof to all Members, unless within such period written objections shall be received by the Manager Member from Members representing at least an aggregate of 20% of the Membership's financial interest in the Company.

          (c) Notwithstanding anything to the contrary in paragraphs (a) and (b) of this Section 10.2, no amendment shall, without the affirmative written approval of the Membership aggregating at least a majority of the Membership's financial interest in the Company of the class of Members adversely affected:

                   (i) add to, detract from, or otherwise modify the purposes of the Company or the character of its business as set forth in Article II;

                   (ii) increase the obligation of any Member to make contributions to the capital of the Company as provided in Article IV, require any Member to make a loan to the Company or otherwise increase the liability of any member to third parties;

                   (iii) increase the liability of the Members to each other;

                   (iv) change the method of allocating profits, losses or distributions as set forth in Articles IV, VI or
                         Section 10.1;

                   (v) modify the rights and obligations of the Manager Member under Article V or the other Members under Article VI; or

                   (vi)  amend this Section 10.2.

     Section 10.3  Arbitration. Any controversy, claim or counterclaim arising
     ------------  -----------
out of or in connection with this Agreement, or any account, agreement or instruments executed in connection with or contemporaneously with this Agreement, whether in contract, in tort, or asserting rights created by Federal or state statutes, or otherwise, shall be governed by arbitration. Arbitration shall be conducted in accordance with the rules of the Exchange and judgment on the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator(s) may grant any remedy or relief that they deem just and equitable and within the scope of the agreement of the parties, including, but not limited to, specific performance of a contract. Any party may obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver, or exercise self-help, such as the right of set off, at any time without waiving its right to arbitration.

     Section 10.4  Address and Notice. The address of each Member for all
     ------------  ------------------
purposes shall be as set forth in the Schedule A, or such other address of which the Manager Member has received notice. Any notice, demand or request required or permitted to be given or made to a Member under this Agreement shall be in writing and, except for routine financial reports, shall be deemed given or made when delivered or mailed by certified or registered mail, postage prepaid and return receipt requested, to such Member at such address. Copies of notices to the Manager Member shall be sent to: James M. Connelly, Esquire, The Ashton Technology Group, Inc., Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103.

     Section 10.5  Severability. If any provision of this Agreement, or the
     ------------  ------------
application of a provision under any circumstances, is determined to be invalid, unlawful, or unenforceable to any extent, then to such extent such provision shall be deemed severed from this Agreement, but the application of such provisions under any circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, and every remaining provision of this Agreement, shall continue in full force and effect.

     Section 10.6  Captions. Article and section headings in this Agreement are
     ------------  --------
for convenience of reference only and shall not be used in any way to interpret or construe this Agreement.

     Section 10.7  Further Assurances. Each Member shall execute, acknowledge,
     ------------  ------------------
and deliver any and all further instruments and other documents that the Manager Member or counsel to the Company may determine to be necessary or desirable for the achievement of the purposes of this Agreement, provided that such instrument or other document does not adversely affect the rights and obligations of such Member in any material respect.

     Section 10.8  Entire Agreement. This Agreement, including Addenda, contains
     ------------  ----------------
the entire understanding and agreement among the Members with respect to the subject matter of this Agreement, and there are no other agreements, understandings, representations, or warranties among the Members other than those set forth in this Agreement. This Agreement, including Addenda, shall be binding upon, and inure to the benefit of, each of the Members and his or her respective permitted heirs, legal representatives, successors, and assigns.

     Section 10.9  Execution in Counterparts. This Agreement may be executed in
     ------------  -------------------------
several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may contain more than one counterpart of the signature page, in original form, photocopy, or facsimile copy, and this Agreement may be executed by affixing such signature pages executed by the Members to one copy of the Agreement; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had a single signature page.

     Section 10.10 Governing Law. This Agreement shall be governed by and
     ------------- -------------
construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflict-of-laws principles. The parties further agree that service of process or notice in any action, suit or proceeding shall be effective if given in the manner set forth in Section 10.4.

     Section 10.11 Modification and Waiver. Except as provided in Section 10.2
     ------------- -----------------------
and 10.5 of this Agreement, no modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by the Manager Member, and no failure to pursue any remedy for or waiver of any default under or breach of, any provision of this Agreement shall be deemed to be an election of available remedies or a waiver of any other similar or different default or breach.

     Section 10.12 Confidentiality. Each Member shall keep confidential and use
     ------------- ---------------
all such Member's reasonable efforts to keep confidential each and every term of this Agreement for a period of ten (10) years from the date such Member becomes bound by this Agreement. However, a Member may disclose the terms of this Agreement, only: (a) to the extent necessary to carry out its terms, (b) to the extent necessary for personal legal or financial purposes unrelated to the prosecution of any litigation, (c) to governmental or regulatory authorities having a legal right to the information in it, or (d) pursuant to a valid subpoena.

     Section 10.13 Acknowledgment. Each Member confirms that either he or she
     ------------- --------------
has consulted with the counsel of his or its own choosing or that he or ithas had the opportunity to consult with counsel, has read this Agreement, understands it and has voluntarily declined to do so.

     IN WITNESS WHEREOF, the Members have executed this Agreement as of this 21/st/ day of August, 2000.


Managing Member:


     /s/ Thomas L. Rittereiser
------------------------------------
Thomas L. Rittereiser


Member:
THE ASHTON TECHNOLOGY GROUP,INC.


By:   /s/ Arthur J. Bacci
   ---------------------------------

Title: